Exhibit 99.3

3/20/2008

Synopsys Acquisition of Synplicity

Internal Questions and Answers

The purpose of this document is to provide answers to expected questions regarding the acquisition of Synplicity. This document is for internal use only. Only designated spokespersons are authorized to respond to press and analyst inquiries.

Company	Contact	Who	Phone Number	Cell Phone
Synplicity	Investor Contacts:	Gary Meyers	(408) 215-6011	Redacted
		John Hanlon	(408) 215-6118	Redacted
	PR/Marketing Contact	Andy Haines	(408) 215-6234	Redacted
	Partner Contact	Joe Gianelli	(408) 215-6040	Redacted

High Level Positioning (H)

H1                   Why is the acquisition of Synplicity by Synopsys a good thing for Synplicity? Why should I be excited about this?

A.                        The acquisition extends our reach and expands our product portfolio.  For example, the combination of Synopsys’ world class simulation tools, virtual prototyping tools, and IP with our Confirma platform will accelerate our growth rate.  The opportunity to utilize Synopsys’ IC technology (timing, power, etc.) will enable us to more rapidly extend our FPGA implementation lead.  Synopsys has an outstanding reputation for technical excellence and employee satisfaction and respects our success and technology vision.  The vast majority of our team will remain intact and there are great opportunities for career advancement in a larger company.  Finally, the price Synopsys is paying provides an attractive premium to all of our shareholders.

H2                   Why did Synopsys agree to acquire Synplicity? How does it fit into Synopsys’ overall software strategy?

A.                        The proposed acquisition provides several benefits to Synopsys:

•                  It gives Synopsys the opportunity to use Synplicity’s channel, installed base and ease-of-use advantages to enhance both Synopsys’ sales and technology.

•                  It supports Synopsys’ strategy to increase its position beyond their traditional stronghold in high-end semiconductor design and expand their systems and mid-tier company footprint.

•                  Synplicity has ease-of-use expertise honed in the FPGA market which will greatly benefit Synopsys IC design customers.  With design team sizes expanding, more design being done in remote geographies, and less time being allocated to training, ease-of-use is becoming more critical than ever.

•                  Synopsys tools, such as simulation, are complementary to Synplicity’s FPGA solutions and can be integrated with and sold by Synplicity’s channel alongside Synplicity products.

•                  Synopsys will enter one of the fastest growing segments of the EDA industry, the rapid prototyping market segment.  This segment offers designers faster software development to help reduce time to market for their products.

•                  Synopsys’ channel and complimentary verification and virtual prototyping solutions will enable the combined company to expand the penetration of Synplicity’s rapid prototyping solutions into Synopsys’ traditional user base of leading-edge chip design teams.

H3                   Did Synplicity and Synopsys have a relationship prior to this acquisition?

A.                        Throughout Synplicity’s history, Synopsys has been a player in the overall synthesis market.  Due to the complementary nature of the companies’ products, an opportunity for partnership emerged.  In May 2007, Synplicity and Synopsys established an alliance to advance ASIC verification.  The alliance was focused on the integration of Synopsys’ world-class VCS simulator with Synplicity’s Identify Pro debug product, currently in beta release.  Integration work has been completed on both sides, and the product is expected to roll into production in the quarter ending June 30, 2008.

H4                   What will be the benefit of this deal to Synplicity’s customers?

A.                        In the short term, Synplicity customers will benefit from becoming part of a larger user community and support infrastructure.  Longer term, our intention is to provide a powerful, integrated flow and methodology that lets customers design once, then drive their design either to FPGA or ASIC technology.  In many cases, designers can go to an FPGA prototype, then limited production, and then an ASIC when volume permits.

H5                   What benefits will Synopsys customers receive from Synplicity?

A.                        Synopsys expands its product portfolio with industry leading FPGA implementation products and a fast growing hardware-based ASIC verification offering.  Additionally, Synopsys is expecting to benefit from the ease-of-use approach that is the hallmark of Synplicity’s products.

Deal and Organization Related (D)

D1                    How much is the transaction worth?  What are the terms?

A.                        The acquisition is structured as an all-cash transaction.  The purchase price is $8 per share, or approximately $227 million gross; $188 million net of cash.  This is a 52% premium to the closing price of Synplicity shares on March 19, 2008, which our Board of Directors considered a fair value for our business.

D2                    When will the acquisition close?

A.                        We expect the acquisition to close in second calendar quarter of 2008. The acquisition is subject to shareholder and regulatory approvals as well as customary closing conditions. It is important to note that until the deal closes, Synplicity and Synopsys will remain two separate entities and we will need to stay focused on executing our current business plans.

D3                    How will the current Synplicity business continue in the future?

A.                        Synopsys plans to add a new business unit, reporting directly, as other business units do, into the President, Chi-Foon Chan.  In the near term, no changes are anticipated to our product direction.  As integration proceeds, we will be executing on a combined strategic vision that will likely include even greater emphasis on systems and embedded software development.

D4                    How big is Synopsys overall?

A.                        Synopsys had approximate annual revenues of $1.2 billion for the fiscal year ended October 31, 2007 and about 5,200 employees worldwide.

D5                    Who will run the new business unit within Synopsys?

A.                        Gary Meyers will be the leader of the business unit, as VP and General Manager, Among the first areas of focus will be ensuring we maintain and grow our business, and to look for opportunities to take advantage of each other’s product lines.

D6                    How many people will lose their jobs as a result of this acquisition and how many are expected to join Synopsys?

A.                        Synopsys understands that the main asset value in Synplicity is its people. To that end, Synopsys intends to seek to retain the vast majority of our people. As with any acquisition, there will be some areas of overlap in G&A and other infrastructure functions.

D7                    When will I know for sure whether or not I have a role going forward with Synopsys?

A.                        Synopsys intends to retain the vast majority of the people that make up Synplicity today. Determining the relatively few areas of job overlap is one of senior management’s highest priorities and communication will be completed as quickly as possible. Functional leaders for both Synopsys and Synplicity are fully aware of the impact that the uncertainty has on Synplicity’s people in the typical areas of overlap and will do everything possible to communicate decisions as quickly as possible.

D8                    Will there be a severance package available to those impacted and what are the details?

A.                        Synopsys has agreed to extend Synplicity’s generous Employee Retention Program, which will become effective if the merger is completed.  Employees outside of the U.S. who are covered by employment agreements will continue to be covered by those agreements.  Additional details regarding the severance program will be provided to those who are impacted.

D9                    Will Synopsys keep the current Synplicity locations? Are there any plans to close existing Synplicity sites?

A.                        Synplicity employees will remain in their current facilities for the time being.  Long-term plans will be considered and addressed after the transaction closes.  Over time, Synopsys will have the opportunity to find some savings in places where we have duplicate facilities and Synopsys is well experienced in making these transitions both manageable for the employees and economically advantageous for the combined company.

Compensation and Benefits at Synopsys (C)

C1                    How will my salary be determined?

A.                        Synopsys’ intention is to provide those employees joining Synopsys with compensation equivalent to similarly situated existing Synopsys employees.  Synopsys will provide offer letters within 4-6 weeks of the announcement.  During the period between the announcement and the Close Date, you will continue to receive your existing Synplicity salary, commission, and bonus benefits.

C2                    Does Synopsys have a bonus or incentive plan?

A.                        The Corporate Incentive Plan, or CIP, is a global incentive program with approximately 3500 employees eligible to participate. The CIP provides employees with incentive compensation, represented as a percent of base pay. The primary goal of the CIP is to encourage maximum individual contribution towards achievement of the company’s financial and operational objectives while reinforcing a culture of accountability and performance excellence.  More detailed information on the CIP will be provided at a later date.

C3                    What happens to my current Synplicity stock options?

A.                        Since each employee’s individual situation is unique, this is a complex question.  However, in general, in-the-money options issued under the 1995 Stock Option Plan will be cashed-out.  Options already issued and outstanding under the 2000 Stock Option Plan will be converted to Synopsys options, based on an “Exchange Ratio” equal to the offer price ($8.00) divided by the average of Synopsys’ closing price for the ten consecutive trading days ending with the third trading day preceding the Close Date.  More detailed information, as well as Q&A, will be provided shortly.

C4:                Is there a difference in the economic value received for a share versus an option?

A.                        No.  The exchange ratios are designed so that the economic value received for a share of Synplicity common stock will be the same as a Synplicity stock option when that option is exercised for the adjusted exercise price.

C5                    What happens to the stock I’ve purchased through the Synplicity Employee Stock Purchase Plan (ESPP) or any other Synplicity stock that I own?

A.                        Any Synplicity stock that you currently own will be converted to the right to receive $8.00 per share, without interest, which is the same consideration as all other outstanding Synplicity shares.

C6                    What will happen to the Synplicity ESPP?

A.                        Any open Synplicity ESPP offering periods before the closing of the merger will result in a purchase the day prior to the merger and then terminate as to future purchase periods.  No new offering periods will begin. As you are aware, the Synplicity ESPP works on six-month purchase periods beginning November 1 and May 1. The current purchase periods, which will end on April 30, 2008, will occur.  As a result of the merger, however, any new purchase periods will be shortened.  You may withdraw any time before the purchase date. Money collected in the open purchase periods at closing (expected to be from May 1 until the closing some time later in the quarter ending June 30) will be used to purchase shares immediately before closing at 85% of the Synplicity stock price on the day the purchase period commences or ends. Any Synplicity shares that you receive as a result of the ESPP purchases will be converted to the right to receive $8.00 of cash upon the closing of the merger.

C7                    What are the provisions of the Synopsys’ Employee Stock Purchase Plan?

A.                        Eligible employees may contribute up to 10% of their eligible compensation through payroll deduction.  Stock is purchased on the last market day of each six month purchase period at a price that is 85% of the lower of the fair market value on an employee’s entry date into a two year offering period, or the fair market value on semi-annual purchase dates. A prospectus will be made available to all employees.

C8                    What happens to my Synplicity benefits?

A.                        As we get closer to the deal closing, there will be more specific information made available to you explaining the transition to Synopsys benefits.

C9                    How will my service at Synplicity be bridged to Synopsys?

A.                        Synopsys will provide service credit from Synplicity for purposes of vacation accrual

C10             Does Synopsys have a 401(k) plan?

A.                        Yes, Synopsys offers two types of Savings Plans (a traditional 401(k) plan and Roth 401(k) plan) through which you may contribute a percentage of your salary on a tax deferred or post-tax basis up to legal limits. Synopsys matches 40 cents for every dollar you contribute up to a maximum of $1,500 and provides for immediate vesting. There are 13 investment options in this plan.

C11             How will vacation time be handled, what is Synopsys’s policy?

A.                        Synopsys provides regular, full-time employees accrual of 18 days of Flexible Time Off (FTO) for their first year of employment, and one additional day for every year of service thereafter, up to a maximum accrual of 26 days per year.

C12             Can Synplicity employees carry over their unused Synplicity vacation days?

A.                        Synopsys will assume your vacation balance as of the close date up to a maximum of 240 hours.  Going forward, you will accrue FTO according to Synopsys’ FTO policy.

C13             What is Synopsys’ holiday policy?

A.                        Synopsys provides ten (10) paid U.S. holidays per year. Regular employees actively employed the day before and the day after a holiday or on approved time-off are eligible for holiday pay, except for non-exempt part-time employees working under 20 hours per week.  Synopsys recognizes international holidays as well.

C14             Does Synopsys have alternate work schedules and flexible working arrangements?

A.                        Yes. Synopsys supports alternate work schedules and flexible working arrangements. Employees should discuss and work out their schedule with their manager.

Career Development Opportunities at Synopsys (CD)

CD1           How does Synopsys assist employees in career and skills development?

A.                        Synopsys offers a number of internal courses to employees through our Engagement and Development group as well as tuition reimbursement.

CD2           Will employees joining Synopsys be permitted to seek transfers to other jobs within Synopsys?

A.                        Yes, within the guidelines Synopsys has established for internal transfers.  More information is available for those who are interested.

Additional Information

Synplicity intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger.  The proxy statement will be mailed to the shareholders of Synplicity.  Before making any voting or investment decision with respect to the merger, investors and shareholders of Synplicity are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Synplicity and Synopsys.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Synplicity at its corporate website at www.synplicity.com under Corporate/Investor Relations or by calling the investor relations department at (408) 215-6000 or by writing to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086 Attn: Investor Relations.

Synplicity and its officers and directors may be deemed to be participants in the solicitation of proxies from Synplicity’s shareholders with respect to the merger.  A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Synplicity’s directors and executive officers is set forth in Synplicity’s proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 16, 2007.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Synplicity’s Investor Relations page on its corporate website at www.synplicity.com.

Note on Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, the expected impact on Synplicity's employees, potential benefits of the proposed transaction to Synopsys, and integration of Synplicity products and technologies into Synopsys' products and solutions and the expected closing of Synopsys’ acquisition of Synplicity.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, changes to the preliminary financial results upon completion of our quarterly and fiscal year financial statements and associated audit, satisfaction of closing conditions to the Synopsys transaction and such other risks as identified in our Annual Report on Form 10-K for the fiscal period ended December 31, 2007 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward looking statements.  Synplicity assumes no obligation to update any forward-looking statement contained in this communication.